EXHIBIT 32.01

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY
ACT OF 2002

In connection with the Annual Report of Central European Media Enterprises, Ltd. (the "Company") on Form 10-K for the period ended December 31, 2002, as amended by this Form 10-K/A, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), each of the undersigned officers of the Company certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to such officer's knowledge:

(1)  the Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)  the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company as of the dates and for the periods expressed in the Report.

Date: November 14, 2003	By:	/s/ Frederic T. Klinkhammer
Frederic T. Klinkhammer
Chief Executive Officer

By:	/s/ Wallace Macmillan
Wallace Macmillan
Principal Financial Officer